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                                                                   Exhibit 10.11

                                                                January 15, 1999

Gildan Activewear Inc./Les Vetements de Sports Gildan Inc.
725 Montee de Liesse
Montreal, Quebec
H4T 1P5

Attention:   Mr. H. Greg Chamandy
             Chief Executive Officer and Chairman
-------------------------------------------------

Gentlemen:

                              Re: Amendment No. 9

            Reference is hereby made to the Amended and Restated Loan Agreement (as amended by Amendment No. 1 dated October 28, 1997, Amendment No. 2 dated January 8, 1998, Amendment No. 3 dated February 18, 1998, Amendment No. 4 dated March 19, 1998, Amendment No. 5 dated June 15, 1998, Amendment No. 6 dated November 2, 1998, Amendment No. 7 dated December 2, 1998, and Amendment No. 8 dated December 29, 1998, the "Loan Agreement"), dated as of August 6, 1997, between Gildan Activewear Inc./Les Vetements de Sports Gildan Inc. (the "Borrower") and Bank of America Canada (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Loan Agreement.

            WHEREAS, the Borrower and the Lender desire to amend the Loan Agreement to make certain amendments as set forth below;

            NOW THEREFORE in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the Lender and the Borrower have agreed as follows:

Section I AMENDMENTS TO THE LOAN AGREEMENT

      1.1 Section 1.1 of the Loan Agreement is amended by adding the following definitions (in the correct alphabetical order):

      ""Barbados Debt" means, in respect of the Barbados Subsidiary, all indebtedness and obligations, present and future, direct and indirect, of the Barbados Subsidiary (or any of them) to the Borrower including, without limitation, the face amount of any liabilities of the Borrower under or in connection with any guarantees, indemnities, sureties or like obligations undertaken by the Borrower in respect of the Barbados Subsidiary (or any of them)."
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      ""Over-Formula Amount" has the meaning specified in the definition of
      "Availability."

      ""1999 FST Investment" has the meaning specified in Section 9.11."

      ""Non-Core Inventory" shall be determined by the Lender in its discretion and includes finished goods inventory comprised of either small or medium sizes in colours other than white, ash, navy, sports grey and black."

      1.2 The definition of "Availability" in Section 1.1 of the Loan Agreement is amended by deleting the reference to "$20,000,000" and substituting "$30,000,000" therefor, by deleting the reference to "$35,000,000" and substituting "$55,000,000" therefor and by adding the following immediately after the phrase ""Capex Subline" in the sixth line:

      "plus (D) a temporary over-formula sublimit (the "Over-Formula Amount") of $10,000,000 until the earlier of any date when the proceeds of the 1999 FST Investment are received and February 26, 1999 (it being agreed that all Obligations in excess of the Availability determined without including the Over-Formula Amount shall be available solely as and shall be deemed to be, if denominated in Canadian Dollars, Prime Rate Loans or, if denominated in U.S. Dollars, Base Rate Loans)".

      1.3 The definition of "BA Rate Margin" in Section 1.1 of the Loan Agreement is deleted and the following is substituted therefor:

      ""BA Rate Margin" means three and one half percent (3 1/2%) per annum."

      1.4 The definition of "Barbados Subsidiary" in Section 1.1 of the Loan Agreement is deleted and the following is substituted therefor:

      ""Barbados Subsidiary" means, collectively, Gildan Activewear B.V.I. Inc., a British Virgin Islands Corporation (to be incorporated to own real estate in Barbados) and Gildan Activewear S.R.L. and Gildan Activewear Barbados Inc. (the latter corporation formerly known as Arista Sourcing Corporation), corporations incorporated or to be incorporated under the laws of Barbados, all of which are or will be wholly-owned Subsidiaries of the Borrower."

      1.5 The definition of "Base Rate Margin" in Section 1.1 of the Loan Agreement is deleted and the following substituted therefor:

      ""Base Rate Margin" means (a) four percent (4%) per annum in the case of all Obligations denominated in U.S. Dollars in excess of the Availability as determined without including the Over-Formula Amount and (b) in the case of all other Base Rate Loans, one and three quarters percent (1 3/4%) per annum."

      1.6 The definition of "Eligible Accounts" in Section 1.1 of the Loan Agreement is amended by adding the phrase "(whether or not a Dated Account)" after the phrase "Pluma
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                                      -3-


Accounts" in paragraph (b) by deleting the reference in paragraph (b) to "$20,000,000" and substituting "$30,000,000" therefor, by changing the period at the end of clause (v) to "; or" and adding the following immediately thereafter:
"(w) any Dated Account to the extent of any excess thereof over credit insurance thereon (in amounts, on terms and with insurers satisfactory to the Lender in its discretion) with a loss payable endorsement in favour of the Lender.".

      1.7 The definition of "Eligible Inventory" in Section 1.1 of the Loan Agreement is amended by deleting the phrase "or in the case of premises leased by Malone Manufacturing, Inc. licenced (on terms satisfactory to the Lender) to the Borrower" and substituting therefor:

      ", the Florida Subsidiary or the Malone Subsidiary",

by adding the phrase "or established reserves against Availability satisfactory to the Lender in its sole discretion" after the phrase "satisfactory to the Lender" in each of the tenth line and twelfth line, by changing the reference to paragraph "(h)" to "(i)" and by inserting the following phrase after paragraph
(g):

      "; and (h) Non-Core Inventory in excess of $15,000,000".

      1.8 The definition of "Honduras Subsidiary" in Section 1.1 of the Loan Agreement is deleted and the following is substituted therefor:

      ""Honduras Subsidiary" means, collectively, Gildan Activewear San Jose, S.A. and Gildan Activewear El Progresso, S.A. (formerly known as Los Angelos de San Jose, S.A. and Nicole El Progresso, S.A., respectively), each being corporations incorporated under the laws of Honduras as a wholly-owned Subsidiary of Gildan Activewear Barbados, Inc. (formerly known as Arista Sourcing Corporation) and carrying on sewing operations in Honduras."

      1.9 The definition of "Libor Rate Margin" is deleted and the following substituted therefor:

      ""Libor Rate Margin" means three and one half percent (3 1/2%) per annum."

      1.10 The definition of "Maturity Date" in Section 1.1 of the Loan Agreement is deleted and the following is substituted therefor:

      ""Maturity Rate" means September 30, 2001."

      1.11 The definition of "Maximum Revolving Credit Line" in Section 1.1 of the Loan Agreement is amended by deleting the reference to "$60,000,000" and substituting "$100,000,000" therefor.

      1.12 The definition of "Prime Rate Margin" is deleted and the following substituted therefor:
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      ""Prime Rate Margin" means (a) four percent (4%) per annum in the case of all Obligations denominated in Canadian Dollars in excess of the Availability as determined without including the Over-Formula Amount and
      (b) in the case of all other Prime Rate Loans, one and three quarters percent (1 3/4%) per annum."

      1.13 Section 2.1 of the Loan Agreement is amended by deleting the reference to "$60,000,000" and substituting "$100,000,000" therefor.

      1.14 Section 2.2 of the Loan Agreement is deleted and the following substituted therefor:

            "2.2 Revolving Loans. Subject to the terms and conditions of this Agreement and relying upon each of the representations and warranties of the Borrower set forth in each of the Loan Documents, the Lender agrees to make Loans to the Borrower, at any time and from time to time on and after the Closing Date and until the Maturity Date (or, after any renewal of this Agreement as herein provided, the expiry date of any Renewal Term), provided that (a) the aggregate principal amount of all Loans outstanding at any time plus the L/C Reserve shall not exceed (after giving effect to all Loans made or repaid) the Borrowing Base in effect at such time, and
      (b) the aggregate principal amount of all Loans outstanding plus the face amount of all Letters of Credit shall not exceed the Maximum Revolving Credit Line, consisting of revolving loans and Letters of Credit as described in Sections 2.2 and 2.3 hereof, respectively (the "Revolving Credit Facility").

                  The Lender shall, upon the Borrower's request for a Drawdown from time to time, which request may be made orally by telephone, but shall be promptly confirmed in writing by facsimile and, only if requested by the Lender, by mail by delivery of a notice in the form attached hereto as Exhibit G-5 (the "Notice of Borrowing"), or in writing by giving the Notice of Borrowing, by 10:00 a.m. (Toronto time) on the requested Drawdown Date, in the case of Base Rate Loans and Prime Rate Loans, and by 10:00 a.m. three (3) Business Days prior to the Drawdown Date for BA Equivalent Loans and Libor Equivalent Loans, make revolving loans (the "Revolving Loans") to the Borrower up to the limits of the Availability by way of Prime Rate Loans, Base Rate Loans, BA Equivalent Loans or Libor Equivalent Loans as designated in the Notice of Borrowing. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If, at any time, the unpaid balance of the Revolving Loans plus the L/C Reserve exceeds the Borrowing Base, or the unpaid balance of the Revolving Loans plus the face amount of all Letters of Credit outstanding exceeds the Maximum Revolving Credit Line, then the Lender may refuse to make or otherwise restrict Revolving Loans and/or Letters of Credit, on such terms as the Lender determines until such excess has been eliminated and the Borrower shall immediately repay to the Lender an amount equal to such excess. For the purposes of determining the Borrower's compliance with the foregoing and without limitation to Section 4.6 hereof, the Lender will determine the Equivalent Amount in Cdn. $ of all Eligible Accounts, Eligible Inventory, Revolving Loans and Letters of Credit denominated in U.S. $, and
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      will re-evaluate the F/X Reserve, the Swap Reserve and all other reserves based upon the rate of exchange for Cdn. $ and U.S. $ then being offered by the Lender, weekly and more frequently in its sole discretion. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

                  Notwithstanding any terms or conditions to the contrary herein, the Borrower acknowledges and agrees that: (A) the Lender is granting a 50% participation interest in the Revolving Credit Facility to a Participating Lender; (B) in respect of any Drawdown in respect of a Loan, the Lender shall be entitled to assume that the Participating Lender has made or will make the amount of its participation in the Loan available to the Lender on such Drawdown if the Lender requests settlement with the Participating Lender; (C) if the Lender, in its sole discretion, based upon such assumption, makes available to the Borrower a Loan and the Participating Lender fails to settle with the Lender and make available to the Lender its participation in the Loan (the "Participation Amount") when requested, such Participating Lender and the Borrower severally agree to repay to the Lender forthwith, on demand, such Participation Amount, together with interest thereon for each day during the period commencing on the date such amount is made available to the Borrower and ending on the date such amount is repaid to the Lender, at the interest rate applicable from time to time to such borrowing and if such Participating Lender repays to the Lender such Participation Amount, such amount so repaid shall continue as regards the Borrower to constitute a Loan, and if both the Participating Lender and the Borrower shall have repaid such amount, the Lender shall promptly return to the Borrower such amount in such day funds; and (D) notwithstanding that the Participating Lender is not a direct lender to or creditor of the Borrower and that the Participating Lender's and Lender's rights and obligations as regards the other of them shall be determined by a participation agreement between them, the Lender shall not in any circumstances be required (but may in its sole unfettered discretion elect to do so on one or more occasions without obliging itself to do so on any other occasion) to advance to the Borrower (by way of Loan or Letter of Credit, or otherwise) an amount in excess of 50% of (i) any Loan, (ii) the Availability, or (iii) the Maximum Revolving Credit Line, unless, if requested, the Participating Lender has first made funds available to the Lender in any amount requested by the Lender for settlement."

      1.15 Section 2.3(a) of the Loan Agreement is amended by deleting the reference to "$3,000,000" and substituting "$5,000,000" therefor.
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      1.16 Section 3.7 of the Loan Agreement is deleted and the following substituted therefor:

            "3.7 Amendment No. 9 Fee. The Borrower shall upon entering into Amendment No. 9 be liable to pay to the Lender a fee in the amount of $1,000,000, payable as follows:

                  (a) $500,000 shall be earned as payable forthwith and shall be financed as a Revolving Loan;

                  (b) $500,000 shall be immediately earned but payable on April 1, 1999, provided, however, that if the Borrower terminates this Agreement and repays in full the Obligations with the proceeds of a financing by a lender who will finance the contemplated Barbados operations of the Borrower and its Subsidiaries, as such contemplated operations have been described to the Lender (the same to be determined by the Lender in its sole discretion) (a "Barbados Financing") on or prior to 2:00 p.m. (Toronto time) on such date, this $500,000 of the fee will be waived, provided, further, that the portion of the fee provided for in paragraph (a) may be satisfied in part by any fees paid under paragraph 4 of Section 1 of Amendment No. 8."

      1.17 The following is added immediately after Section 3.8 of the Loan
Agreement:

            "3.9 Agent Fee. The Borrower shall pay to the Lender an agent fee in the amount of $50,000 per annum, payable quarterly in advance with the first such payment (for the fiscal quarter ending March 31, 1999) due upon January 15, 1999 (which fee the Lender is authorized to collect as a Revolving Loan)."

      1.18 Section 4.1 of the Loan Agreement is amended by deleting the phrase "upon the" and substituting "and all other Obligations upon the earlier to occur of the Maturity Date or the date of" therefor and by adding the phrase "or the amount by which the unpaid balance of all Loans plus the face amount of all Letters of Credit exceeds the Maximum Revolving Credit Line immediately after the phrase "exceeds the Borrowing Base".

      1.19 Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.12, 6.13 and 7.1 are
deleted and the following Sections are substituted therefor:

            "6.1 Grant of Security Interest.

            (a) Without limitation to any other provision hereof or the Loan Documents, as security for all Obligations the Borrower shall, prior to the Closing Date, grant to the Lender and on the date of making each subsequent Loan or issuing any Letter of Credit on behalf of the Borrower, the Lender shall hold, a continuing first-ranking (subject only to Permitted Liens) and perfected and duly registered security interest in, lien on,
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                                      -7-


      hypothec of and assignment of all movable and personal Property of the Borrower, now owned or hereafter acquired, tangible or intangible, including without limitation: (i) all Receivables Collateral, Inventory, Equipment, Proprietary Rights Collateral and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender or any of its affiliates from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender or any of its affiliates and all claims of the Borrower against the Lender or any of its affiliates at any time existing; (iii) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables Collateral, Inventory, Equipment, Proprietary Rights Collateral, Proceeds, and other property referred to above; (iv) all shares in the capital stock of any Subsidiary of the Borrower now owned or hereafter acquired by the Borrower (all of the foregoing, together with any other Property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the PPSA, Civil Code of Quebec and the other laws of Ontario and Quebec and of any other applicable jurisdiction.

            (b) As security for all Obligations, on or prior to the date of making each Loan or issuing any Letter of Credit on behalf of the Borrower, the Lender shall hold a continuing first ranking (subject to Permitted Liens) and perfected security interest in, lien on, hypothec of and assignment of all personal property of the Malone Subsidiary and the Florida Subsidiary, now owned or hereafter acquired, tangible or intangible.

            (c) All Obligations shall constitute a single loan secured by the Collateral. The Lender may, in its sole discretion, exchange, waive or release any of the Collateral and, upon the occurrence of an Event of Default (i) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (ii) settle, compromise, collect or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

            6.2 Perfection and Protection of Security Interest. The Borrower shall, and shall cause each of its Subsidiaries, at the Borrower's expense, perform, do, execute and deliver all steps, acts, things and documents as may be requested by the Lender at any time to register, file, signify, publish, perfect, maintain, protect and enforce the Security Interest including, without limitation: (a) executing, registering and recording of the Loan Documents and executing and filing financing or continuation statements or applications for registration, and amendments thereof, in form and substance satisfactory to the Lender; (b) if requested, delivering to the Lender the original certificates of title for motor vehicles with the Security Interest properly endorsed thereon if available; (c) delivering to the Lender the originals of all instruments, documents, chattel paper and all
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                                      -8-


      other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (d) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) after an Event of Default, transferring Inventory to warehouses designated by the Lender; (f) placing notations on the Borrower's and its Subsidiaries' books of account to disclose the Security Interest; (g) executing and delivering to the Lender a hypothecation or security agreement relating to the Reversions in form and substance satisfactory to the Lender; (h) delivering to the Lender all letters of credit on which the Borrower or any of its Subsidiaries is named beneficiary; and (i) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest and the priority thereof. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic or other reproduction of any Loan Document or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's or any of its Subsidiaries' agents or processors, then the Borrower shall and cause its Subsidiaries to notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by the Borrower, then the Borrower shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, and shall cause its Subsidiaries to, upon Lender's request, execute and deliver confirmatory written instruments pledging or hypothecating to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

            6.3 Location of Collateral. The Borrower represents and warrants to the Lender that: (a) Exhibit D hereto is a correct and complete list of the Borrower's and each of its Subsidiaries' chief executive office, the location of its books and records, the locations of the Collateral and the purpose for which the Collateral is at such location and the locations of all of its other places of business; and (b) Exhibit D correctly identifies any of such facilities and locations that are not beneficially owned by and registered in the name of the Borrower or its Subsidiaries and sets forth the names of the owners and lessors or sub-lessors of, and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it will not, and will not permit its Subsidiaries to, maintain any Collateral at any location other than those listed on Exhibit D, and it will not otherwise change or add to any of such locations, or change the location or its head office and chief place of business unless it gives the Lender at least thirty (30) days' prior written notice thereof and executes,
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                                      -9-


      delivers, registers, signifies and publishes any and all financing statements and other documents that the Lender requests in connection therewith.

            6.4 Title to, Liens on and Sale and Use of Collateral. The Borrower represents and warrants to the Lender and agrees with the Lender that: (a) all its and its Subsidiaries Property (including the Collateral) is and will continue to be owned by the Borrower or its Subsidiaries, as applicable, free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for Permitted Liens, if any;
      (c) the Borrower will and will cause each of its Subsidiaries to use, store, and maintain its Property (including the Collateral) with all reasonable care and will use its Property or its Subsidiaries (including the Collateral) for lawful purposes only; and (d) the Borrower will not, without the Lender's prior written approval, sell or dispose of or permit the sale or disposition of any of its or its Subsidiaries' Property (including the Collateral), except for sales of Inventory in the ordinary course of business and sales of Equipment as expressly permitted under
      Section 9.7. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of its Property (including the Collateral) except as expressly permitted herein.

            6.5 Appraisals. Whenever an Event of Default exists, the Borrower shall and shall cause each of its Subsidiaries to, at its expense and upon the Lender's request, provide the Lender with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Lender.

            6.6 Access and Examination. The Borrower shall and shall cause each of its Subsidiaries to provide access and the right at all reasonable times and upon not less than one (1) Business Day's notice to the Borrower (and at any time without the need for any prior notice when an Event of Default exists) to examine, audit, make extracts from and inspect the Borrower's and its Subsidiaries' records, files, and books of account and the Borrower's and its Subsidiaries' Property and to discuss the Borrower's and its Subsidiaries' affairs with the Borrower's and its Subsidiaries' officers and management. The Borrower will and will cause each of its Subsidiaries to deliver to the lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower and its Subsidiaries. The Lender may, at any time when an Event of Default exists, and at the Borrower's expense, make copies of all of the Borrower's and its Subsidiaries' books and records, or require the Borrower and its Subsidiaries to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's and its Subsidiaries' personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing the Security Interest.

            6.7 Insurance. The Borrower shall and shall cause each of its Subsidiaries to insure all its Property (including the Collateral) against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. The Borrower shall cause the Lender to be named in each such policy and each policy of insurance in respect of Accounts (including policies issued by American Credit Indemnity) as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or any of its Subsidiaries or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower or its Subsidiaries, as applicable, when due and certificates of insurance and, if requested, photocopies of the policies shall be delivered to the Lender. If the Borrower fails to procure or cause to be procured such insurance or to pay the premiums therefor, when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account as a Loan. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to any of its or any of its Subsidiaries' Property or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds of Collateral directly. After deducting from such proceeds the reasonable expenses, if any, incurred by Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations, in such order as Lender determines, or at the Lender's option may permit or may, in any case, require the Borrower or its Subsidiaries, as applicable, to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

            6.12 Equipment. The Borrower represents and warrants to the Lender and agrees with the Lender that all of the Equipment is and will be used or held for use in the Borrower's and its Subsidiaries' business, is and will be fit for such purposes and will at all times be subject to a first-ranking, subject to Permitted Liens, duly registered and perfected Lien in favour of the Lender. The Borrower shall keep and maintain and shall cause its Subsidiaries to keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

            6.13 Assigned Contracts. The Borrower shall and shall cause each of its Subsidiaries to fully perform all of its and their obligations under each of the Assigned Contracts, and shall enforce all of its and their rights and remedies thereunder as it deems appropriate in its business judgment, provided, however, that neither Borrower nor any of its Subsidiaries shall take any action or fail to take any action with respect to the Assigned Contracts that would result in a waiver or other loss of any material right or remedy of the Borrower or any of its Subsidiaries thereunder. Without limiting the generality of the foregoing, the Borrower shall and shall cause each of its Subsidiaries to take all action necessary or appropriate to permit and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. The Borrower shall not and shall not permit its

      Subsidiaries to, without the Lender's prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts except in the ordinary course of business and provided same will not give rise to any Material Adverse Effect, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor. The Borrower shall and shall cause its Subsidiaries to notify the Lender in writing, promptly after it becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the Assigned Contracts, and shall diligently pursue or cause its Subsidiaries to diligently pursue such right and report to the Lender on all further developments with respect thereto. The Borrower shall and shall cause its Subsidiaries to remit directly to the Lender, for application to the Obligations in such order as the Lender determines, all amounts received it as indemnification or otherwise pursuant to the Assigned Contracts. If the Borrower shall fail after the Lender's demand to diligently pursue cause its Subsidiaries to diligently pursue any right under the Assigned Contracts, or if an Event of Default exists, then the Lender may directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender determines. All amounts thereby recovered by the Lender, after deducting the Lender's reasonable costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Lender determines. In any suit, proceeding or action brought by the Lender under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defence, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower or any of its Subsidiaries of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower or any of its Subsidiaries to or in favour of such obligor or its successors. All such obligations of the Borrower shall or any of its Subsidiaries be and remain enforceable only against the Borrower or any of its Subsidiaries and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrower and its Subsidiaries shall at all times remain liable to observe and perform all of its duties and obligations under the Assigned Contracts, and the Lender's exercise of any of its rights with respect to the Collateral shall not release the Borrower and its Subsidiaries from any of such duties and obligations. The Lender shall not be obligated to perform or fulfil any of the Borrower's or any of its Subsidiaries' duties or obligations under the Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any Property.

            7.1 Books and Records. The Borrower shall and shall cause each of its Subsidiaries to maintain at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall and shall cause each of its Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall and shall cause each of its Subsidiaries to maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, including, without limitation, records of: (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral. The Borrower shall on or prior to the Closing Date establish, and shall thereafter maintain, a system for aging accounts by due date and providing consolidated financial statements and consolidating schedules for quarterly results and the Borrower shall, on or prior to the Closing Date, have eliminated its pre-billing practice or shall have adequate accounting systems in place to reclassify prebilled accounts from Accounts to Inventory."

      1.20 Section 7.3(e) or the Loan Agreement is amended by adding the phrase "and its Subsidiaries other than the Honduras Subsidiary, taken as a whole," after the word "Borrower's".

      1.21 Section 7.3(h) of the Loan Agreement is amended by adding the phrase "or any of its Subsidiaries'" after the word "Borrower's".

      1.22 Section 7.3(i) of the Loan Agreement is amended by adding the phrase "or any of its Subsidiaries'" after the word "Borrower's" wherever it appears and by adding the phrase "or any of its Subsidiaries" after the word "Borrower" wherever it appears.

      1.23 Section 8.9 of the Loan Agreement is amended by deleting the word "and" before paragraph (d), and adding the following at the end thereof:

      "and (e) Debt created after the Closing Date and permitted to exist in accordance with the terms hereof."

      1.24 The following is inserted immediately after Section 8.29 of the Loan
Agreement:

            "8.30 Year 2000 Problem. On the basis of a review and assessment undertaken by the Borrower of its and its Subsidiaries computer applications, the Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that principal computer applications used in connection with its business may be unable to recognize and perform properly date sensitive functions involving certain dates prior to and any date after December 31, 1999) could not reasonably be expected to give rise to a Material Adverse Effect."

      1.25 Section 9.7 of the Loan Agreement is deleted and the following is substituted therefor:

            "9.7 Mergers, Consolidations, Acquisitions or Sales. Except for the establishment of the Honduras Subsidiary to carry on sewing operations, the establishment of the Florida Subsidiary to act as a distribution centre (in replacement of the Champlain, New York facility), and the establishment of the Barbados Subsidiary provided that the aggregate value of the assets of the Barbados Subsidiary, exclusive or shares in the capital stock of the Honduras Subsidiary, does not exceed $4,000,000, none of the Borrower or any of its Subsidiaries shall, in one or a series of transactions, carry on business with or through any other Person, enter into any partnership, joint venture, co-venture or other combination, enter into any transaction of amalgamation, merger, reorganization, or consolidation, or, subject to Section 6.4 hereof and sales of obsolete or unusable Equipment having a book value not in excess of $250,000 in the aggregate in any Fiscal Year and provided no Event of Default has occurred (and provided that the proceeds of such sales of absolute or unsaleable Equipment shall be paid to the Lender and/or the holder of Permitted Liens in accordance with the respective priorities of the Liens thereon and to the extent of indebtedness secured thereby), transfer, sell, assign, lease or otherwise dispose of all or any part of its or its Subsidiaries' Property, or wind up, liquidate or dissolve, or cease to carry on business or agree to do any of the foregoing.

      1.26 Section 9.8 of the Loan Agreement is amended by adding the phrase
", the Florida Subsidiary or Barbados Subsidiary" after the reference to "Malone Manufacturing, Inc." in the second line thereof.

      1.27 Section 9.11 of the Loan Agreement is deleting and the following substituted therefor:

            "9.11 Neither of the Borrower nor any of its Subsidiaries shall incur or maintain any Debt other than: (a) the Obligations; (b) in the case of the Borrower, trade payables, and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) other Debt existing on the Closing Date, and included in the Financial Statements attached as Exhibit G-1; (d) Permitted Rentals as permitted by
      Section 9.21; (e) Debt pursuant to unsecured Guarantees as described in Exhibit C; (f) Debt secured by purchase money security interests ("PMSIs") in Equipment acquired by the Borrower and/or its Subsidiaries in compliance with Section 9.20 hereof (provided the principal amount of such Debt does not exceed the purchase price of such Equipment) and, to the extent not included in Debt as above provided in this paragraph (f), all obligations under unsecured Guarantees in connection with acquisitions by the Borrower of Equipment, not in the aggregate in excess of $500,000 outstanding at any time in the Fiscal Year ending in 1997 and $1,000,000 in the Fiscal Year ending in 1998 and thereafter; (g) the intercorporate loan to the Malone Subsidiary referred to in paragraph (e) of Section 9.13; (h) Debt pursuant to the Consolidated FST Debenture and up to $15,000,000 of additional indebtedness to FST to be advanced on or before February 15, 1999 (the "1999

      FST Investment"), all unsecured, providing for no principal repayments until after the Maturity Date, bearing interest at a rate not in excess of 11 % per annum in the case of the Consolidated FST Debenture and 12.9% (weighted average rate) per annum in the case of the 1999 FST Investment and all subject to the terms of the Subordination Agreement between, inter alia, FST and the Lender; (i)(A) in the case of Gildan Activewear, San Jose, S.A., (formerly known as Los Angeles de San Jose, S.A), up to $3,500,000 of loans by the Borrower to it (inclusive of all moneys received by to Borrower and its Subsidiaries from CIDA in respect of Honduras Operations) less, if a positive number, the cumulative Honduras Cashflow Recapture applicable to Los Angeles de San Jose, S.A., (B) in the ease of Gildan Activewear El Progresso, S.A. (formerly known as Nicole El Progreso, S.A.), up to $2,000,000 until the receipt of the 1999 FST Investment and thereafter, $3,000,000, of loans by the Borrower to it less, if a positive number, the cumulative Honduras Cashflow Recapture applicable to Nicole El Progreso, S.A., (C) in the case of the Florida Subsidiary, $1,500,000 of loans by the Borrower to it less, if a positive number, the cumulative Florida Cashflow Recapture, and (D) in the case of the Barbados Subsidiary, up to $500,000 until receipt of the 1999 EST Investment and thereafter, $2,500,000 (provided same is utilized as follows (X) up to$500,000 to permit Gildan Activewear B.V.I. Inc. to purchase real estate having a value of approximately $2,000,000 in Barbardos and (Y) up to $1,500,000 to facilitate the incorporation and establishment of Gildan Activewear S.R.L. as an active operating entity) of loans by the Borrower to the Barbados Subsidiary plus Debt in a principal amount not exceeding $1,500,000 in favour of a mortgage financer of real estate in Barbados; (j) Debt secured by Permitted Liens; and (k) an amount not exceeding $1,000,000 to refinance and replace the existing Valleyfield Mortgage. Notwithstanding the foregoing or any other twin hereof (including Section 9.13(b)), the Debt to FST shall only be permitted if no principal payments are required to be made prior to June, 2003 and no interest in excess of 11% (on the Consolidated FST Debenture) and 12.9% (weighted average rate) (on the 1999 FST Investment) per annum is payable thereon and FST, the Lender and the Borrower shall have entered into the Subordination Agreement in form and substance satisfactory to the Lender in its discretion, relating to the Consolidated FST Debenture and the 1999 FST Investment."

      1.28 Section 9.12 of the Loan Agreement is amended by adding at the end thereof:

      ", by the Florida Subsidiary of the Florida Debt and by the Barbados Subsidiary of the Barbados Debt."

      1.29 Section 9.15 of the Loan Agreement is amended by deleting the phrase "solely as a holding corporation" in paragraph (a) thereof and by adding the phrase "and the Barbados Subsidiary, in the aggregate" at paragraph (b).

      1.30 Section 9.16 of the Loan Agreement is amended by adding the phrase "and a mortgage in a principal amount not exceeding $1,500,000 secured solely on real estate in the Barbados to be acquired by Gildan Activewear B.V.I., Inc." at the end thereof (prior to the period).

      1.31 Section 9.18 of the Loan Agreement is amended by deleting the phrase "as a holding corporation" in paragraph (c) thereof.

      1.32 Section 9.20 of the Loan Agreement is amended by deleting the reference to "Cdn$8,000,000" in paragraph (d) thereof and substituting "Cdn $20,000,000" therefor.

      1.33 Section 9.21 of Loan Agreement is amended by deleting the reference to "$2,800,000" and substituting "$5,000,000" therefor.

      1.34 The following Sections are inserted immediately after Section 9.25 of the Loan Agreement:

            "9.26 Year 2000 Problem. The Borrower will, on a timely basis, take all commercially reasonable steps to address the "Year 2000 problem" referred to in Section 8.30 such that there does not occur any Material Adverse Effect as a consequence thereof.

            9.27 Minimum Availability. The Borrower shall maintain Availability of not less than the following amounts as tested during the following periods:

            (a) as at its fiscal quarter ending March 31, 1999 (and throughout the period from and including 5 days prior to and including 5 days following such date): $7,500,000;

            (b) as at its fiscal quarter ending June 30, 1999 (and throughout the period from and including 5 days prior to and including 5 days following such date): $20,000,000; and

            (c) as at each fiscal quarter or Fiscal Year end thereafter (and throughout the period from and including 5 days prior to and including 5 days following each such date): $20,000,000.

            9.28 Foreign Subsidiaries. No Property of the Borrower, the Florida Subsidiary or the Malone Subsidiary will be assigned, conveyed or otherwise transferred to the Barbados Subsidiary and the Borrower shall ensure that no Property of the Honduras Subsidiary or Barbados Subsidiary are included in "Eligible Accounts" or "Eligible Inventory" reported as such to the Lender.

            9.29 1999 FST Investment. The Borrower shall receive on or prior to February 26, 1999 the 1999 FST Investment on terms satisfactory to the Lender in its sole discretion and the Subordination Agreement among the Lender and GST shall be amended or replaced on terms satisfactory to the Lender in its sole discretion (it being hereby agreed that the failure to receive such additional amount and a satisfactory Subordination Agreement on or before February 26, 1999 shall constitute an immediate

      Event of Default without further notice or observance of any other formality by the Lender).

            9.30 Additional Security. If this Agreement is not terminated and all Obligations fully and finally paid and satisfied on or before April 1, 1999, the Borrower shall, within 30 days of such date, deliver to the Lender the unqualified guarantee by each Barbados Subsidiary of all Obligations, a security agreement creating a Lien in all of the Property of each Barbados Subsidiary, evidence of the due recording and perfection of such Lien in each jurisdiction where it is necessary or appropriate to do so and evidences of corporate authority and supporting opinions of legal counsel to the Barbados Subsidiary, all in form and substance satisfactory to the Lender in its sole discretion."

      1.35 Section 11.1(f) and (g) of the Loan Agreement are amended by adding the phrase "the Bankruptcy Act of Barbados, the Federal Bankruptcy Code of the United States" after the phrase "Companies' Creditors Arrangement Act of Canada".

      1.36 Section 11.1 (p) of the Loan Agreement is amended by adding the phrase "or any Subsidiary's" after the word "Borrower's".

      1.37 Section 12 of the Loan Agreement is deleted and the following is substituted therefor:

            "12. Term and Termination of Revolving Loan. Subject to any earlier demand for payment of the Revolving Credit Facility upon the occurrence of an Event of Default, the initial term of this Agreement shall be the period from the Closing Date to end on the Maturity Date (the "Term"). If, but only if agreed by the Lender in its sole discretion and upon terms and conditions satisfactory to the Lender in its sole discretion, this Agreement may be renewed for successive one (1) year periods after the Maturity Date (each such renewal period referred to as a "Renewal Term"). The Borrower may terminate the Revolving Credit Facility at any time during the Term or any Renewal Term if: (a) it gives the Lender ninety
      (90) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations (including in respect of any F/X Transaction or Swap) on or prior to the effective date of termination; and (c) (A) if the effective date of such termination is on or prior to September 30,2000, it pays the Lender, on or prior to the effective date of termination, an early termination fee equal to $750,000, and (B) if the effective date of such termination is after September
      30, 2000 and before September 30, 2001, it pays to the Lender, on or before the effective date of termination, an early termination fee equal to $500,000, and (C), subject to any other agreement between the parties in connection with the renewal of this Agreement, if the effective date of such termination is after the Maturity Date and during any Renewal Term (except for a termination effective as of the expiry date of such Renewal
      Term) it pays to the Lender, on or prior to the effective date of termination, an early termination fee equal to one half of one percent 1/2%) of the Maximum Revolving Credit Line.

      Notwithstanding the foregoing, in the event that the Borrower terminates this Agreement and repays in full the Obligations on or before 2:00 p.m. (Toronto time) April 1, 1999 with the proceeds of a Barbados Financing, the foregoing termination fee will be waived. The Lender may terminate this Agreement without notice upon an Event of Default whereupon the foregoing fee shall be payable as if the Borrower had given a notice of termination effective as of the date of termination by the Lender. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all exposure of the Lender under or in connection with Letters of Credit, F/X Transactions and any Swaps outstanding) shall become immediately due and payable without the need for any demand or observance of any other formality by the Lender. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder and under the Loan Documents (including, without limitation, in all then existing and after-arising Collateral). Partial termination of the Revolving Credit Facility is not permitted."

      1.38 Section 13.9 is amended by deleting the reference to "U.S. $500" per day and substituting "U.S. $600" per day therefor and by deleting the phrase "provided that the maximum Audit Fee in any year in which no Event has occurred shall not exceed U.S. $40,000".

      1.39 Exhibit D should be deemed to include such docks in Florida as have been reported to the Lender in the Borrower's regular inventory reports as locations of Inventory provided that the account debts to such docks have been included in the reports and that reserves satisfactory to the Lender in its discretion have been established.

      1.40 The amendments, consents and waivers set forth herein are strictly limited to the matters and times specifically described above and shall not be deemed to constitute an amendment, consent or waiver with respect to any other term, covenant, matter, time or occasion.

Section II CONDITIONS TO EFFECTIVENESS

            This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Ninth Amendment Effective Date"):

            On or before the Ninth Amendment Effective Date, (a) the Borrower shall deliver to the Lender the following, each, unless otherwise noted, dated the Ninth Amendment Effective Date:

      (i) Certified copies of its Articles (as construed for the purposes of the Canada Business Corporations Act), together with a good standing certificate from the jurisdiction of its incorporation, each dated a recent date prior to the Ninth Amendment Effective Date;

      (ii) Copies of its By-laws, certified as of the Ninth Amendment Effective Date by its corporate secretary or an assistant secretary;

      (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the transactions contemplated by this Amendment, certified as of the Ninth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

      (iv) Signature and incumbency certificates of its officer executing this Amendment;

      (v) Opinion of Quebec counsel to the Borrower in form satisfactory to the Lender and its counsel; and

      (vi)  Executed copies of this Amendment, and

      (b) the Lender shall have participated not less than 50% of the Revolving Credit Facility to a Participating Lender, on terms satisfactory to the Lender in its sole discretion, and

      (c) the Lender shall have received evidence satisfactory to it that FST intends to fund the 1999 FST Investment in an amount not less than $15,000,000.

Section III BORROWER'S REPRESENTATIONS AND WARRANTIES

            In order to induce the Lender to enter into this Amendment and to amend the Loan Agreement in the manner provided herein, the Borrower represents and warrants to the Lender that the following statements are true, correct and complete:

      3.1 Authorization, Validity, and Enforceability of this Amendment. The Borrower has the corporate power and authority to execute and deliver this Amendment and to perform the Loan Agreement as amended by this Amendment (the "Amended Agreement"). The Borrower and each Guarantor of the Obligations (each a "Guarantor") has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders if necessary) to authorize its execution and delivery of this Amendment and the performance of the Amended Agreement. This Amendment has been duly executed and delivered by the Borrower and each Guarantor, and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against it and then in accordance with their respective terms without defence, setoff or counterclaim. The Borrower's and each Guarantor's execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower, any Guarantor, or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding on it, (b) any law applicable to the Borrower, any Guarantor or any of its Subsidiaries, or (c) the certificate or articles of incorporation or amalgamation or bylaws of the Borrower, any Guarantor or any of its Subsidiaries.

      3.2 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower, any of its Subsidiaries, or any Guarantor, of this Amendment or the Amended Agreement except for such as have been obtained or made and filings required in order to perfect the Lender's security interests.

      3.3 Incorporation of Representations and Warranties From Loan Agreement. The representations and warranties contained in Section 8 of the Loan Agreement are and will be true, correct and complete in all material respects on and as of the Ninth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

      3.4 Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event or an Event of Default.

Section IV MISCELLANEOUS

      4.1 This letter agreement supersedes and replaces any prior agreements or understandings with respect to any of the matters provided for herein.

      4.2 This letter agreement shall be deemed to have been made in the Province of Ontario and shall be governed by and interpreted in accordance with the laws of such Province and the laws of Canada applicable therein, except that no doctrine of choice of law shall be used to apply the laws of any other jurisdiction.

            Except to the extent waived or modified herein, the Loan Agreement remains in full force and effect and is hereby ratified and confirmed. Please evidence your agreement with the terms of this letter agreement by signing in the space below. Notwithstanding the date of execution of this letter agreement, this letter agreement shall be deemed effective the Ninth Amendment Effective Date.

            The parties acknowledge that they have required that this agreement and all related documents be prepared in English.

            Les parties reconnaissent avoir exige que la presente convention et tous les documents connexes soient rediges en anglais.

Sincerely,

BANK OF AMERICA CANADA


By:/s/ Robert Kizell
   ------------------
   Vice-President

AGREED AS OF THE DATE FIRST-ABOVE PROVIDED:

GILDAN ACTIVEWEAR INC./LES VETEMENTS DE SPORTS GILDAN INC.


By:   /s/ Ken Cieply
      ------------------
Name:  Ken Cieply
Title: Vice-President, Finance & Administration

Each of the undersigned Gildan Activewear Malone, Inc. and Gildan Activewear Miami, Inc. (the "Guarantors") (i) consents to and approves the execution and delivery of this letter agreement by the parties hereto, (ii) agrees that this letter agreement does not and shall not limit or diminish in any manner the obligations of the Guarantors under those certain Guarantee dated as of August 29, 1996 and dated as of September 1, 1998 (collectively, the "Guaranty"), and any other guarantee or like instrument, executed by the Guarantors and delivered to the Lender, and that such obligations would not be limited or diminished in any manner even if the Guarantors had not executed this letter agreement, (iii) agrees that this letter agreement shall not be construed as requiring the consent of the Guarantors in any other circumstances, (iv) reaffirms its obligations under the Guaranty and any other guarantee or like instrument, and
(v) agrees that the Guaranty and any other guarantee or like instrument remains in full force and effect and is hereby ratified and confirmed.

GILDAN ACTIVEWEAR MALONE, INC.

By:   /s/ Ken Cieply
      ------------------
Name:  Ken Cieply
Title: VP Finance


GILDAN ACTIVEWEAR MIAMI, INC.

By:   /s/ Ken Cieply
      ------------------
Name:  Ken Cieply
Title: VP Finance